EXHIBIT B
TRANSACTIONS
The following table sets forth all transactions with respect to Shares effected since the most recent Schedule 13D filing on March 10, 2016 by the Reporting Persons or on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through the close of trading on May 2, 2016. All such transactions were purchases of Shares effected in the open market and the table includes commissions paid in per share prices.

Fund	Trade Date	Buy/Sell	Shares	Unit Cost	Security
Lazarus Israel Opportunities Fund LLLP	3/10/2016	Buy	184,957	0.0896	Common Stock
Lazarus Israel Opportunities Fund LLLP	3/11/2016	Buy	104,859	0.0943	Common Stock
Lazarus Israel Opportunities Fund LLLP	3/14/2016	Buy	100,700	0.0982	Common Stock
Lazarus Israel Opportunities Fund LLLP	3/15/2016	Buy	313,294	0.0958	Common Stock
Lazarus Israel Opportunities Fund LLLP	3/16/2016	Buy	246,700	0.0949	Common Stock
Lazarus Israel Opportunities Fund LLLP	3/17/2016	Buy	58,700	0.0952	Common Stock
Lazarus Israel Opportunities Fund LLLP	3/18/2016	Buy	119,500	0.0938	Common Stock
Lazarus Israel Opportunities Fund LLLP	3/21/2016	Buy	186,300	0.0929	Common Stock
Lazarus Israel Opportunities Fund LLLP	3/22/2016	Buy	100,000	0.0871	Common Stock
Lazarus Israel Opportunities Fund LLLP	3/23/2016	Buy	75,000	0.0867	Common Stock
Lazarus Israel Opportunities Fund LLLP	3/24/2016	Buy	76,800	0.0875	Common Stock
Lazarus Israel Opportunities Fund LLLP	3/30/2016	Buy	65,500	0.0879	Common Stock
Lazarus Israel Opportunities Fund LLLP	3/31/2016	Buy	100,000	0.0865	Common Stock
Lazarus Israel Opportunities Fund LLLP	4/1/2016	Buy	83,000	0.0882	Common Stock
Lazarus Israel Opportunities Fund LLLP	4/7/2016	Buy	5,000	0.0904	Common Stock
Lazarus Israel Opportunities Fund LLLP	4/8/2016	Buy	28,700	0.0918	Common Stock
Lazarus Israel Opportunities Fund LLLP	4/11/2016	Buy	70,000	0.0899	Common Stock
Lazarus Israel Opportunities Fund LLLP	4/12/2016	Buy	25,000	0.0874	Common Stock
Lazarus Israel Opportunities Fund LLLP	4/13/2016	Buy	25,000	0.0876	Common Stock
Lazarus Israel Opportunities Fund LLLP	4/22/2016	Buy	32,800	0.075	Common Stock
Lazarus Israel Opportunities Fund LLLP	4/25/2016	Buy	25,000	0.0785	Common Stock
Lazarus Israel Opportunities Fund LLLP	4/26/2016	Buy	30,000	0.0799	Common Stock
Lazarus Israel Opportunities Fund LLLP	4/27/2016	Buy	25,000	0.08	Common Stock
Lazarus Israel Opportunities Fund LLLP	4/28/2016	Buy	5,000	0.084	Common Stock
Lazarus Israel Opportunities Fund LLLP	4/29/2016	Buy	75,000	0.0877	Common Stock
Lazarus Israel Opportunities Fund LLLP	5/2/2016	Buy	42,000	0.0864	Common Stock